UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

Playboy Enterprises, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, the board of directors of Playboy Enterprises, Inc. (the “Company”) designated Robert D. Campbell, the Company’s Senior Vice President, Treasurer and Strategic Planning, Assistant Secretary and Interim Chief Financial Officer, as the Company’s Principal Financial Officer and Michael S. Dannhauser, the Company’s Senior Vice President, Corporate Controller, as the Company’s Principal Accounting Officer.

Mr. Campbell, age 48, joined the Company in 1992 as Director of Treasury Operations. He was promoted to Assistant Treasurer in 1993, Treasurer in 1995, was named Vice President in 1998 and Senior Vice President in 2000. He was appointed Interim Chief Financial Officer in 2010. Prior to joining the Company, Mr. Campbell held positions at FMC Corporation and The Equitable Life Assurance Society of the United States.

Mr. Dannhauser, age 54, joined the Company in 1981 as Controller and Assistant Manager of the Playboy Club of Cincinnati, and in 1983 was named Manager of Company-Owned Clubs, Accounting. In 1986, Mr. Dannhauser was named Financial Analyst of Budget, Planning and Analysis. He was promoted to Senior Financial Analyst in 1987 and Manager in 1989. Mr. Dannhauser was named Director of Corporate Planning and Reporting in 1990, Assistant Corporate Controller in 1993 and Vice President, Corporate Controller in 1998. He has held his current position since 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard Shapiro
Howard Shapiro
Executive Vice President, Law and
Administration, General Counsel and
Secretary